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EXHIBIT 99.4

NOTICE OF GUARANTEED DELIVERY

Relating to the offer by
GRUPO TMM, S.A.

to Exchange

Senior Secured Notes due 2007
(Unconditionally guaranteed on a senior secured basis by certain wholly owned direct and indirect subsidiaries of Grupo TMM, S.A.), for outstanding 9 1/2% Notes due 2003 and 10 1/4% Senior Notes due 2006 of Grupo TMM, S.A. (the "Existing Notes")
Pursuant to the Prospectus

and

Solicitation of Consents to Amend the Indenture governing the
10 1/4% Senior Notes due 2006 (the "consent solicitation");

and

Solicitation of Acceptances to a U.S. Prepackaged Plan of Reorganization.

This Notice of Guaranteed Delivery (the "Notice of Guaranteed Delivery") relates to the exchange offer and consent solicitation of Grupo TMM, S.A. (the "Company") with respect to its above-listed securities, as described in the Prospectus and Solicitation Statement dated    , 2004 ("Prospectus") and the related Letter of Transmittal (the "Letter of Transmittal"), receipt of which is hereby acknowledged. This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the exchange offer if (i) certificates for the Existing Notes are not immediately available, (ii) certificates for the Existing Notes, in proper form for transfer, cannot be delivered to the The Bank of New York (the "exchange agent") as specified in the Prospectus and Letter of Transmittal, or (iii) the procedures for book-entry transfer of the Existing Notes to the exchange agent cannot be completed, prior to the expiration of the exchange offer on                        , 2004. This Notice of Guaranteed Delivery, or one substantially equivalent hereto, and the Letter of Transmittal (or facsimile thereof) in the form provided by the Company, must be properly completed, duly executed and received by the exchange agent prior to the expiration of the exchange offer. Terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

The Exchange Agent For The Exchange Offer Is:

The Bank of New York
101 Barclay Street, Floor 21W
New York, NY 10286

If you have questions regarding the completion of this Notice of Guaranteed Delivery, you may contact Innisfree M&A Incorporated (the "solicitation agent"):

501 Madison Avenue, 20th Floor
New York, NY 10022
877-750-2689

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the exchange agent, at one of its addresses set forth above, either the certificates for the Existing Notes set forth in the accompanying Letter of Transmittal or Letters of Transmittal, or confirmation of the book-entry transfer of such Existing Notes to the exchange agent's account at The Depository Trust Company pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with a properly completed and duly executed Letter of Transmittals or Letters of Transmittal and all other documents required by the exchange offer, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Existing Notes tendered hereby to the exchange agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:	(Authorized Signature)

Address:	Title:
Name:	(Please Type or Print)
Area Code and Telephone Number:	Date:

NOTE: DO NOT SEND EXISTING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF EXISTING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, THE RELEVANT PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL OR LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS.

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  EXHIBIT 99.4
NOTICE OF GUARANTEED DELIVERY
Relating to the offer by GRUPO TMM, S.A. to Exchange